UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 23, 2019

Date of report (date of earliest event reported)

FMC GlobalSat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-224906	82-2691035
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

FMC GlobalSat Holdings, Inc.

3301 SE 14th Avenue
Fort Lauderdale, FL 33316

 (Address of principal executive offices) (Zip Code)

(954) 678-0697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2019, FMC GlobalSat Holdings, Inc. (the “Company”) issued a convertible promissory note in the principal amount of $150,000 to an accredited investor. The note matures on February 23, 2021 and accrues interest at a rate of 12% per annum, payable upon maturity. The entire principal and interest on the Note shall be automatically converted into shares of the Company’s common stock on the maturity date, or at the option of the Company at any time, at a conversion price of $1.50 per share. The Company may prepay the note at any time without penalty.

A copy of the Note and Note Purchase Agreement is attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the transactions is not intended to be complete and is qualified in its entirety by the complete text of the Note and Note Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The Company offered and sold the note in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On August 23, 2019, Edward Stern resigned from as a director of the Company. The resignation was not the result of any disagreement or dispute with the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note dated August 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC GLOBALSAT HOLDINGS, INC.

Date: August 29, 2019	By:	/s/ Emmanuel Cotrel
	Name:	Emmanuel Cotrel
	Title:	Chief Executive Officer

Exhibit No.	Description
10.1	Convertible Promissory Note dated August 23, 2019